Regulation A Offering Circular

Pricing Supplement July 15, 2020	Filed Pursuant Regulation A Regulation A Offering Tier 1 BARRIER HOMES INC. 802 22nd Ave S Moorhead, MN 56560 barrierhomesinc.com

$20,000,000

Bonds/Secured Corporate Convertible, due January 15, 2026

·	The bonds secured debt securities issued by Barrier Homes Inc. (BHI), (the “Company”). All payments and the return of the principal amount on the bonds are subject to our credit risk.
·

The Bonds priced on July 15, 2020. The bonds will mature on January 15, 2026. At maturity, if the bonds have not been previously redeemed, you will receive a cash payment equal to 100% of the principal amount of the bonds, plus any accrued and unpaid interest.

·	Interest will be paid on July 15 and January 15 of each year, commencing on January 15, 2021, with the final interest payment date occurring on the maturity date.
·	The bonds will accrue interest at the following rates per annum during the indicated periods of their term:
o	July 15, 2020 to but excluding January 15, 2026: 6.00%
·

We have the right to redeem all, but not less than all, of the bonds on January 15, 2021, and on each subsequent interest payment date (other than the maturity date). The redemption price will be 100% of the principal amount of the bonds, plus any accrued and unpaid interest.

·	The bonds are issued in minimum denominations of $1,000 and whole multiples of $1,000.
·	The bonds will not be listed on any securities exchange.

Potential purchasers of the bonds should consider the information in “Risk Factors” beginning on page PS-4 of this pricing supplement, page PS-1 of the attached Offering Circular. Be advised close attention to Description of Units and Structure of Flow Summary of Funds, Page PS-9. No Securities are being offered by existing security holders.

The bonds:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value
	Per Bond	Total
Offering Circular Price	100.00%	$ 20,000,000.00
Underwriting Discount	0.00%	$ 0.00
Proceeds (before expenses) to BHI	100.00%	$ 20,000,000.00

 We will deliver the bonds in book-entry form on July 15, 2020 against payment in immediately available funds.

The bonds are secured and are not savings accounts, deposits, or other obligations of a bank. The bonds are not guaranteed by Barrier Homes Inc. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve investment risks.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these bonds or passed upon the adequacy or accuracy of this pricing supplement, the accompanying Offering Circular supplement, or the accompanying Offering Circular . Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Summary of terms PS-2

Risk Factors PS-4

Disclosure of Commission Position on Indemnification for Securities Act Liabilities PS-6

Determination of Offering Price PS-6

U.S. federal income tax summary PS-7

Foreign account tax compliance act (“fatca”) PS-7

Supplemental plan of distribution PS-8

Description of units and structure of flow summary of funds PS-8

Description of units and structure of flow summary of funds diagram PS-9

Event of default PS-10

Management’s discussion and analysis of financial condition and results of operations PS-10

Forward looking statements PS-11

Incorporation of certain information by reference PS-11

Indenture PS-12

Background Overview PS-13

Geographic Location PS-13

Risk Management PS-13

Lending and Bowering PS-13

Independent Underwriter PS-13

Voting Rights of Holders PS-14

Voting Trust Majority PS-14

Material Contracts PS-14

Acquisitions PS-14

Reorganization PS-14

Predetermined Arrangements PS-14

Liquidation PS-14

Escrow PS-14

Dissolution PS-14

Power of Attorney PS-14

Signature PS-15

Bad Actor PS-16

Subscription Agreement

Convertible Option

Refundable Option

F/S Unaudited

Exhibits

SUMMARY OF TERMS

This pricing supplement supplements the terms and conditions in the Offering Circular , dated July 15, 2020, as supplemented by the pricing supplement, dated July 15, 2020 (as so supplemented, together with all documents incorporated by reference, the “Offering Circular ”), and should be read with the Offering Circular .

• Title of the Series:	Bonds/Secured Corporate Convertible, due January 15, 2026
• Aggregate Principal Amount Initially Being Issued:	$20,000,000
• Issue Date: • Refundable Date Notice 160 days from subscription date refund within 90 days of notice:	July 15,2020 160/90
• Offer Closing Date: • Convertible Date:	July 15, 2021 January 15, 2022
• Callable Date:	January 15, 2021
• Maturity Date:	January 15, 2026
• Ranking:	Bonds / Secured Corporate
• Day Count Fraction:	30/360
• Interest Periods:

Semi-annually. Each interest period (other than the first interest period, which will begin on the issue date) will begin on, and will include, an interest payment date, and will extend to, but will exclude, the next succeeding interest payment date (or the maturity date, as applicable).

• Interest Payment Dates:	July 15 and January 15 of each year, beginning on January 15, 2021, with the final interest payment date occurring on the maturity date.
• Interest Rates:	The bonds will accrue interest during the following periods at the following rates per annum: 6%
Dates:	Annual Rate:
July 15, 2021 to but excluding January 15, 2026	6.00%

Certain terms used and not defined in this document have the meanings ascribed to them in the pricing supplement and Offering Circular. Unless otherwise indicated or unless the context requires otherwise, all references in this pricing supplement to “we,” “us,” “our,” or similar references are to Barrier Homes Inc (the Company).

RISK FACTORS

Your investment in the bonds entails significant risks, many of which differ from those of a conventional security. Your decision to purchase the bonds should be made only after carefully considering the risks of an investment in the bonds, including those discussed below, with your advisors in light of your particular circumstances. The bonds are not an appropriate investment for you if you are not knowledgeable about significant elements of the bonds or financial matters in general.

The bonds are subject to our early redemption. We may redeem all, but not less than all, of the bonds on any interest payment date on or after January 15, 2021 (other than the maturity date). If you intend to purchase the bonds, you must be willing to have your bonds redeemed as early as that date. We are generally more likely to elect to redeem the bonds during periods when the remaining interest to be accrued on the bonds is to accrue at a rate that is greater than that which we would pay on our other interest bearing debt having a maturity comparable to the remaining term of the bonds. No further payments will be made on the bonds after they have been redeemed. If we redeem the bonds prior to the maturity date, you may not be able to reinvest your proceeds from the redemption in an investment with a return that is as high as the return on the bonds would have been if they had not been redeemed, or that has a similar level of risk.

Payments on the bonds are subject to our credit risk, and actual or perceived changes in our creditworthiness are expected to affect the value of the bonds. The bonds are our secured debt securities. As a result, your receipt of all payments of interest and principal on the bonds is dependent upon our ability to repay our obligations on the applicable payment date. No assurance can be given as to what our financial condition will be at any time during the term of the bonds or on the maturity date. If we become unable to meet our financial obligations as they become due, you may not receive the amounts payable under the terms of the bonds.

Our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, our perceived creditworthiness and actual or anticipated decreases in our credit ratings or increases in our credit spreads prior to the maturity date of the bonds may adversely affect the market value of the bonds. However, because your return on the bonds depends upon factors in addition to our ability to pay our obligations, such as the interest rate accruing on the bonds and current market interest rates, an improvement in our credit ratings will not reduce the other investment risks related to the bonds.

We have included in the terms of the bonds the costs of developing, hedging, and distributing them, and the price, if any, at which you may sell the bonds in any secondary market only if/and after registration and approval of the securities such transaction will likely be lower than the Offering Circular price due to, among other things, the inclusion of these costs. In determining the economic terms of the bonds, and consequently the potential return on the bonds to you, a number of factors are taken into account. Among these factors are certain costs associated with developing, hedging, and offering the bonds.

We are an emerging growth company organized in April 06, 2017 and have commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a possibility of losing their investment.

We were organized in April 2017 and are in operation. As a result of our start-up status we (i) have generated revenues, (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. There is nothing at this time, other than the track record of BHI, on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. However, past results do not guarantee future profitability. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

We are significantly dependent on Randall Boe of BHI. We are highly dependent on the services of the members of BHI, particularly, Randall Boe. The loss or unavailability of Mr. Boe’s services any of the services of the members of BHI would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a partial loss or return of your investment.

This offering is a blind pool offering, and therefore, Holders will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of or investment in bonds in assets.

Assuming there is no change in market conditions or any other relevant factors, the price, if any, at which the selling agent or another purchaser might be willing to purchase the bonds in a secondary market transaction is expected to be lower than the price that you paid for them

We cannot assure you that a trading market for the bonds will ever develop or be maintained. We will not list the bonds on any securities exchange. We cannot predict when or/if we will register the bonds or how the bonds will trade in any secondary market, or whether that market will be liquid or illiquid.

Many economic and other factors will impact the market value of the bonds. The market for, and the market value of, the bonds may be affected by a number of factors that may either offset or magnify each other, including:

Barrier Homes Inc:

(i) will provide to each person, including any beneficial owner, to whom a offering circular is delivered, a copy of any or all of the information that has been incorporated by reference in the offering circular but not delivered with the offering circular ;

(ii) will provide this information upon written or oral request;

(iii) will provide this information at no cost to the requester;

(iv) Randall Boe 802 22nd Ave S Moorhead, MN 56560 701-238-4140 to which the request for this information must be made; and

(v) the registrant’s Web site address, including the uniform resource locator (https://barrierhomesinc.com)

where the incorporated information and other documents may be accessed. Note to Item 10(b)(1). If you send any of the information that is incorporated by reference in the offering circular to security holders, you also must send any exhibits that are specifically incorporated by reference in that information.

(b)(2) Barrier Homes Inc:

(i) Will identify the reports and other information that is on file with the SEC.

(ii) The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and state the address of that site (http://www.sec.gov). Disclose your Internet address (or address of the specified transaction party where such information is posted), if available.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

U.S. FEDERAL INCOME TAX SUMMARY

You should consult the discussion under “U.S. Federal Income Tax Considerations—Taxation of Debt Securities—Consequences to U.S. Holders” as it relates to fixed rate debt instruments not bearing OID in the accompanying Offering Circular for a description of the consequences to you of the ownership and disposition of the bonds.

Upon the sale, exchange, redemption, retirement, or other disposition of a bond, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement, or other disposition (less an amount equal to any accrued interest not previously included in income if the bond is disposed of between interest payment dates, which will be included in income as interest income for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the bond. A U.S. Holder’s adjusted tax basis in a bond generally will be the bond of the bond to such U.S. Holder, increased by any OID, market discount, de minimis OID, or de minimis market discount previously included in income with respect to the bond, and decreased by the amount of any premium previously amortized to reduce interest on the bond and the amount of any payment (other than a payment of qualified stated interest) received in respect of the bond.

Except as discussed in the Offering Circular with respect to market discount, gain or loss realized on the sale, exchange, redemption, retirement, or other disposition of a bond generally will be capital gain or loss and will be long-term capital gain or loss if the bond has been held for more than one year. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Foreign Account Tax Compliance Act (“FATCA”)

The discussion in the accompanying Offering Circular under “U.S. Federal Income Tax Considerations – Foreign Account Tax Compliance Act” is hereby modified to reflect regulations proposed by Treasury indicating its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale, exchange, settlement at maturity, or other disposition of relevant financial instruments. Treasury has indicated that taxpayers may rely on these proposed regulations pending their finalization.

SUPPLEMENTAL PLAN OF DISTRIBUTION

This Offering shall remain open for one year following the Qualification Date of this Offering unless earlier terminated by BHI in its sole and absolute discretion, provide that the BHI may extend the Offering an additional period so long as it is compliant with the qualification requirements of the Commission.

Our Chief Executive Officer Randall Boe will act as our selling agent in a best efforts offering in connection with the offering of the bonds. The selling agent is a party to the distribution agreement described in the “Supplemental Plan of Distribution”

The selling agent will receive no compensation set forth on the cover page of this pricing supplement as to the bonds sold through its efforts. Beneficial owners will not be receiving funds directly from the offering. All levels of management will not be receiving any funds directly from this offering. All funds received from the offering will be used for funding the projects. Including but not limited to the purchase of raw land or lots, development of land, construction of for sale houses, sale or leasing of the houses, management of leased units, purchase units for lease, continued construction and sale of units. All revenue will be retained on this project until all bonds are called or have been deemed dissolved by maturity date. Furthermore the bonds will have 1st tier security per individual property as there will be no other financing on the projects. See “Exit Strategies”, PS-10. The selling agent is not acting as your fiduciary or advisor solely as a result of the offering of the bonds, and you should not rely upon any communication from the selling agent in connection with the bonds as investment advice or a recommendation to purchase the bonds. You should make your own investment decision regarding the bonds after consulting with your legal, tax, and other advisors. See “Risk Factors”, PS-4.

We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither the Company, its BHI, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into the Company’s account. This account is not held by an escrow agent. Subscription funds placed in the segregate, Company account may only be released if the Minimum Offering Amount is raised within the Offering Period. The purchase price for the Bonds is $1,000 per Interest, with a minimum purchase of (5) five Bonds. The Company will raise a minimum of $155,000.00 prior to funds being released to the Company. If the Company does not raise the Offering Amount within the Offering Period, all proceeds raised to that point will be promptly returned to subscribers of Bonds pro-rata, with interest, if any. Subscription Agreements are irrevocable.

Description of units and structure of flow summary of funds

The capital generated from the offering creates the unit. See, Summary of structure and flow of funds. The units will have no outside financing. Land purchase, construction, operation, and management are all created from the offering. All revenues will be retained including land sales from subdivision of raw land to buildable lots. Cash on Cash units, revenue from construction will generate more units. Volume discounts will generate more units. Leased cash on cash units will generate more units, and purchases of discounted units will create more units. The initial units are allotted to only cover Coupon Payments and Maturity date reimbursement see accompanying 5 Yr. repayment schedule with accompanying cash flow statement per initial units only. All other units will have retained earnings until all outstanding bonds from this offering are Called or Converted to common stock share at 1:10 Ratio or have reached Maturity.

Event of Default

You may experience a loss or a delay in receiving payments on the bonds if the assets of the issuing entity are liquidated.

If an event of default under the indenture occurs and the bonds are accelerated, the indenture trustee may liquidate the assets of the issuing entity. As a result:

  you may suffer losses on your bond(s) if the assets of the issuing entity are insufficient to pay the amounts owed on your bond(s).
  payments on your bonds may be delayed until more senior classes of bonds are repaid or until the liquidation of the assets is completed; and
  your bonds may be repaid earlier than scheduled, which will involve the prepayment risks described under Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the bonds or repurchases of receivables from the issuing entity in this Offering Circular Supplement. As a result of the completion of the Offering Circular of Barrier Homes Inc. business, references to the accompanying pricing supplement and Offering Circular, as such references relate to Exit Strategies. Mortgages HELOC Home equity line of credit Discount units to Property Companies R.E.I.T Exit strategies contain risks to your investment. Please see Risk Factors on PS-4
  The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the bonds in full. Even if liquidation proceeds are sufficient to repay the bonds in full, any liquidation that causes the outstanding principal amount of bonds to be paid before the related final scheduled payment date will involve the prepayment risks described above.
  Sale of individual units
  Loans

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion relates to our consolidated financial statements and should be read in conjunction with the consolidated financial statements and the related notes, see Part I, Item 1 “Financial Statements of Barrier Homes, Inc.”, “Financial Statements of Barrier Homes, Inc.” Statements in this Item 2 contain forward-looking statements. For a discussion of forward-looking statements, important risks related to our business, and related to investing in our securities, including risks that could cause actual results and events to differ materially from results and events refer to the forward-looking statements section in this Item 2.

FORWARD-LOOKING STATEMENTS

Certain written and oral statements made or incorporated by reference from time to time by us in this Offering Circular , are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, as amended, and Section 21E of the Exchange Act).. We are including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any such forward-looking statements. We caution investors. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks. Additional information concerning these and other risks and uncertainties is contained in our other periodic filings with the SEC.

Some of the risks and uncertainties that may cause our actual results, performance, liquidity or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

  adverse economic or real estate developments in our target markets;
  general economic conditions;
  defaults on, early terminations of or non-renewal of leases by tenants;
  fluctuations in interest rates and increased operating costs;
  our failure to obtain necessary outside financing or maintain an investment grade rating;
  our failure to generate sufficient cash flows to service our outstanding indebtedness and maintain dividend payments;
  lack or insufficient amounts of insurance;
  decreased rental rates or increased vacancy rates;
  difficulties in identifying properties to acquire and completing acquisitions;
  our failure to successfully operate acquired properties and operations;
  environmental uncertainties and risks related to adverse weather conditions and natural disasters;
  financial market and fluctuations;
  risks related to acquisitions generally, including the diversion of management’s attention from ongoing business operations and the impact on customers, tenants, lenders, operating results and business;
  the inability to successfully integrate acquired properties, realize the anticipated benefits of acquisitions or capitalize on value creation opportunities;
  the impact of changes in the tax laws as a result of recent federal tax reform legislation and uncertainty as to how some of those changes may be applied;
  changes in real estate and zoning laws and increases in real property tax rates; and
  other factors affecting the real estate industry generally, including the impact of the COVID-19 pandemic.
  we operate in a highly competitive market and rapidly changing environment and its not possible for management to predict them all.

Incorporation of Certain Information by Reference.

This offering circular shall provide this statement that the following documents filed at or prior to the time of effectiveness shall be deemed incorporated by reference into this offering circular:

(1) Form 1-A

Convertible Conversion at 18 months 1:10 Shares Common Stock

See “Indenture” on PS-12.

Indenture

Bond / SECURED corprate CONVERTIBLE

Bond holder has the sole discresion of conversion at 18 MONTHS.

  If the bond holder chooses to convert to common shares 1:10 on the January 15, 2022 coupon payment date, all future coupon payments will cease, and the bond will be considered dissolved. Notice must be given 60 days prior to the coupon date to BHI;
  Notice must be given 60 days in advance if you wish to dissolve your bond and convert to common shares at a 1:10 ratio;
  BHI plans to retain all earnings until all outstanding bonds from this offering are paid on maturity January 15, 2026 or converted to common stock at the 18 Month, conversion date January 15, 2022;
  Caution Changing your Debt instrument to an equity instrument means your structured payment on July 15 and January 15 will no longer be paid.
  The common stock price may be less, equal to, or more than the value of the Bond you hold now.
  Careful consideration should be made to all earning statements and January state of the company as well as all financial statements before deciding to convert your secured debt security to common stock equity securities. See “Risk Factors” Investment in common stock has risks you could lose any and all of your investment.

Background Overview

Barrier Homes Inc. was formed in the State of Minnesota on April 6, 2017. The Company’s strategy is a deliberately engineered attempt to take advantage of real estate cycles whether the market is moving up or down and to create a ready source of capital for quality Real Estate entrepreneurs. We believe our expertise in these activities allows us to produce a diversified portfolio of Real estate-based assets with risk adjusted returns in bonds as well as convertible options for common stock ownership.

The investment strategy of the Company is very much an opportunistic one. The investment mandate allows the Company to invest in a wide variety of Real Estate asset types, as long as they are real estate based. Whether it is a direct investment in real property, a real estate secured loan, or an investment in another development whose investments are in real estate, BHI believes deeply in the “value investing” mindset. The Company’s goal is to only invest in Real Estate entrepreneurs and deals that we believe provide the possibility of excellent risk-adjusted returns with a strong “margin of safety.”

Geographic Location

The Company will focus on the acquisition of residential assets in Minnesota, North Dakota, Massachusetts, Florida, and California. However, the Company will not limit itself geographically.

Risk Management

The Company will seek to manage risk through monitoring and analysis by BHI of the Company’s portfolio. Although the BHI may commit a large portion of the Company’s capital to one or more specific real estate assets, the BHI will also seek to mitigate risk through portfolio diversification.

Borrowing and Lending

See Exit Strategies page PS-10

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Voting Rights of the Holders

The Members will have no right to participate in the management of the Company and will only have the following rights:

Votes Requiring Unanimous Approval of All Members

Unanimous consent of all Members is required for any of the following matters:

Votes Requiring Approval of 75% of the All Holders’ of Common Stock

There are no material contracts at this time.

No Plans of acquisitions at this time.

No reorganization is planned in the next 60 months.

There are no predetermined arrangements.

Liquidation all bond holders will be reimbursed first as the will be no other financing in place bond holders have secured first position.

Barrier Homes Inc. Will use a separate corporate account for escrow of funds until minimum is met or all funds returned at the conclusion of offering.

Dissolution of the Company, Liquidation and Distribution of Assets

The Company shall be dissolved upon the first to occur of the following events: (i) the happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Company, (ii) once all of the assets of the Company are disposed of.

Power of Attorney

By becoming a party to the Operating Agreement, each Member will appoint the BHI as his or her attorney-in-fact and empower and authorize the BHI to make, execute, acknowledge, publish and file on behalf of the Member in all necessary or appropriate places, such documents as may be necessary or appropriate to carry out the intent and purposes of the Operating Agreement.

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moorhead, State of Minnesota, on July 10, 2020

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Bad Actor Statement

230.262 Disqualification provisions.

(a) Disqualification events. No exemption under this Regulation A shall be available for a sale of securities if the issuer; any predecessor of the issuer; any affiliated issuer; any director, executive officer, other officer participating in the offering, general partner or managing member of the issuer; any beneficial owner of 20% or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power; any promoter connected with the issuer in any capacity at the time of filing, any offer after qualification, or such sale; any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities; any general partner or managing member of any such solicitor; or any director, executive officer or other officer participating in the offering of any such solicitor or general partner or managing member of such solicitor:

(1) Has been convicted, within ten years before the filing of the offering statement (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:

(i) In connection with the purchase or sale of any security;

(ii) Involving the making of any false filing with the Commission; or

(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2) Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering statement, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(i) In connection with the purchase or sale of any security;

(ii) Involving the making of any false filing with the Commission; or

(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(3) Is subject to a final order (as defined in Rule 261 (§ 230.261)) of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(i) At the time of the filing of the offering statement, bars the person from:

(A) Association with an entity regulated by such commission, authority, agency, or officer;

(B) Engaging in the business of securities, insurance or banking; or

(C) Engaging in savings association or credit union activities; or

(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering statement;

(4) Is subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (b) or 78 o -4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, at the time of the filing of the offering statement:

(i) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(ii) Places limitations on the activities, functions or operations of such person; or

(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5) Is subject to any order of the Commission entered within five years before the filing of the offering statement that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:

(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the

Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(ii) Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

(6) Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7) Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering statement filed with the Commission that, within five years before the filing of the offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(8) Is subject to a United States Postal Service false representation order entered within five years before the filing of the offering statement, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

(b) Transition, waivers, reasonable care exception. Paragraph (a) of this rule shall not apply:

(1) With respect to any order under § 230.262(a)(3) or (a)(5) that occurred or was issued before [insert day 60 days after publication in the Federal Register];

(2) Upon a showing of good cause and without prejudice to any other action by the Commission, if the Commission determines that it is not necessary under the circumstances that an exemption be denied;

(3) If, before the filing of the offering statement, the court or regulatory authority that entered the relevant order, judgment or decree advises in writing (whether contained in the relevant judgment, order or decree or separately to the Commission or its staff) that disqualification under paragraph (a) of this rule should not arise as a consequence of such order, judgment or decree; or

(4) If the issuer establishes that it did not know and, in the exercise of reasonable care, could not have known that a disqualification existed under paragraph (a) of this rule.

Instruction to paragraph (b)(4). An issuer will not be able to establish that it has exercised reasonable care unless it has made, in light of the circumstances, factual inquiry into whether any disqualifications exist. The nature and scope of the factual inquiry will vary based on the facts and circumstances concerning, among other things, the issuer and the other offering participants.

(c) Affiliated issuers. For purposes of paragraph (a) of this rule, events relating to any affiliated issuer that occurred before the affiliation arose will be not considered disqualifying if the affiliated entity is not:

(1) In control of the issuer; or

(2) Under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

(d) Disclosure of prior “bad actor” events. The issuer must include in the offering circular a description of any matters that would have triggered disqualification under paragraphs (a)(3) and (a)(5) of this rule but occurred before [insert day 60 days after publication in the Federal Register]. The failure to provide such information shall not prevent an issuer from relying on Regulation A if the issuer establishes that it did not know and, in the exercise of reasonable care, could not have known of the existence of the undisclosed matter or matters.

ATTENTION BARRIER HOMES INC. I AM EXERCISING MY RIGHT TO CONVERT MY BOND TO COMMON STOCK SHARES AT A 1:10 RATIO. THE AMOUNT OF BONDS I WISH TO EXERCISE IS AS FOLLOWS.

Total Amount of bonds ____________ to convert 1:10 to common shares_______________

By:

Its:

ATTENTION BARRIER HOMES INC. I AM EXERCISING MY RIGHT TO A REFUND OF MY PRINCIPAL INVESTMENT IN BOND(S) I UNDERSTAND I WILL NOT RECEIVE ANY INTEREST FOR THE OPPORTUNITY TO EXERCISE EARLY REDEMPTION OF MY PRINCIPAL INVESTMENT AMOUNT. THE AMOUNT OF BONDS I WISH TO REDEEM IS AS FOLLOWS.

Total Amount of bonds to redeem____________.

By:

Its:

SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Notes thereto, included elsewhere in this Offering Circular. The statement of operations and statement of assets, liabilities and members’ equity data from inception through the period ended December 31, 2019 is derived from the unaudited financial statements.

Barrier Homes Inc.,

Balance Sheet “Unaudited”

Barrier Homes Inc.,

Balance Sheet “Unaudited”

• Optional Early Redemption:

We have the right to redeem all, but not less than all, of the bonds on January 15, 2021, and on each subsequent interest payment date (other than the maturity date). The redemption price will be 100% of the principal amount of the bonds, plus any accrued and unpaid interest. In order to call the bonds, we will give notice at least five business days but not more than 60 calendar days before the specified early redemption date.

• Business Days:

If any interest payment date, any early redemption date, or the maturity date occurs on a day that is not a business day in New York, New York, then the payment will be postponed until the next business day in New York, New York. No additional interest will accrue on the bonds as a result of such postponement, and no adjustment will be made to the length of the relevant interest period.

• Repayment at Option of Holder 160/90 Refund Of Principle Investment Only No Interest will be paid:

Upon notice after 160 days from investment Barrier Homes Inc will within 90 days return your entire initial investment to you for any reason. The 100% refund will be the amount of investment only interest will not apply. In the case of zero-coupon bond only original purchase price will be refunded not par value of the bond.

• Record Dates for Interest Payments:

For book-entry only bonds, one business day in New York, New York prior to the payment date. If bonds are not held in book-entry only form, the record dates will be the fifteenth calendar day preceding such interest payment date, whether or not such record date is a business day.

· Events of Default and Rights of Acceleration:

If an event of default (as defined in the Bond Indenture) occurs and is continuing, holders of the bonds may accelerate the maturity of the bonds, as described under “Description of Debt Securities—Events of Default and Rights of Acceleration” in the Offering Circular . Upon an event of default, you will be entitled to receive only your principal amount, and accrued and unpaid interest, if any, through the acceleration date. In case of an event of default, the bonds will not bear a default interest rate. If a bankruptcy proceeding is commenced in respect of us, your claim may be limited, under the U.S. Bankruptcy Code, to the original Offering Circular price of the bonds.

• Convertible Ratio 1:10: • Calculation Agent:	Bonds are convertible to common stock shares at only the holder option. See “Indenture” PS-12 Barrier Homes Inc.
• Fees and Charges:

The Offering Circular price of the bond includes the underwriting discount of 0.00% as listed on the cover page and an additional charge of up to $4.80 per $1,000 in principal amount of the bonds that is more fully described on page PS-9.

• Listing:	Barrier Homes Inc

·	the time remaining to maturity of the bonds;
·	the aggregate amount outstanding of the bonds;
·	the level, direction, and volatility of market interest rates generally (in particular, increases in U.S. interest rates, which may cause the market value of the bonds to decrease);
·	general economic conditions of the capital markets in the United States;
·			geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally;
	·	our financial condition and creditworthiness; and
	·		any market-making activities with respect to the bonds.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

DETERMINATION OF OFFERING PRICE

Our Offering Price is arbitrary with no relation to value of the company. This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Bonds offered under this offering.

If the maximum amount of Bonds are sold under this Offering, the purchasers under this Offering will own 100% of the Bonds outstanding.

If the minimum amount of Bonds are sold under this Offering, the purchasers under this Offering will own 100% of the Bonds outstanding.

If some amount of Bonds are sold under this Offering, between the above maximum and minimum amount of this Offering, the purchasers under this Offering will own 100% of the Bonds outstanding.

PS-6

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the bonds, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

•	To authorize an act that is not in the ordinary course of the business of the Company; and
•	To amend the Certificate of Formation or make substantive amendments to the Articles of Incorporation.
	Barrier Homes Inc.

By: It’s CEO, Barrier Homes Inc.,
		A Minnesota Corporation

		By: Its CEO:

		Randall Boe

		/s/ Randall Boe
		By: Randall Boe
		its CEO
	Barrier Homes Inc.

By:	/s/ Randall Boe
		Randall Boe
		CEO Barrier Homes Inc.

		At December 31, 2018

TOTAL ASSETS			$59,148

TOTAL LIABILITIES			59,148

TOTAL OWNERS’ EQUITY			59,148

TOTAL LIABILITIES AND OWNERS’ EQUITY			$59,148
		At December 31, 2019

TOTAL ASSETS			$1,284,252

TOTAL LIABILITIES			919,769

TOTAL OWNERS’ EQUITY			364,482

TOTAL LIABILITIES AND OWNERS’ EQUITY			$1,284,252
Barrier Homes Inc. Statement of Operations “Unaudited”		Inception (April 6, 2017 to December 31, 2019

Revenues			$1,076,979

Expenses			$506,790

Net Income (Loss)			$570,189

Retained Earnings			$570,189